SEC File No. 333-152417

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
POST EFFECTIVE AMENDMENT NO. 1
TO FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

GREENWOOD GOLD RESOURCES, INC.
(Name of small business issuer in its charter)

Nevada	1081
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)
_________________

4285 S.W. Martin Highway	Val-U-Corp Services, Inc.
Palm City, Florida 34990	1802 North Carson Street, Suite 108
(772) 288-2775	Carson City, Nevada 89701 (775) 887-8853
(Address and telephone number of registrant's	(Name, address and telephone
executive office)	number of agent for service)
_________________
Copies to:
The Law Office of Conrad C. Lysiak, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of Alarge accelerated filer,@ Aaccelerated filer@ and Asmaller reporting company@ in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer    [   ]                                       Accelerated Filer                      [   ]
Non-accelerated Filer        [   ]                                       Smaller reporting company    [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee [1]

Common Stock by Selling Shareholders:	3,327,750	$0.30	$998,325.00	$39.23

Total	3,327,750	$0.30	$998,325.00	$39.23

[1]           Estimated solely for purposes of calculating the registration fee under Rule 457.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

GREENWOOD GOLD RESOURCES, INC.

We are registering for sale by selling shareholders 3,327,750 shares of common stock. We will not receive any proceeds from the shares sold by the selling shareholders.

The sales price to the public is fixed at $0.30 per share until such time as an established trading market for our common stock is developed on the Financial Regulatory Authority’s Bulletin Board (formerly the National Association of Securities Dealers Inc.’s) Over- the-Counter Bulletin Board, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

Our common stock is quoted on the Financial Industry Regulatory Authority’s Bulletin Board Over-the-Counter Bulletin Board under the name “Greenwood” and under the symbol “GGRI”. Our common stock par value is $0.001 per share.

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

                The date of this prospectus is ____________________.

SUMMARY OF OUR OFFERING

Our Business

We were incorporated on March 26, 2008. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage. We intend to conduct exploration activities on one property located in the Province of Newfoundland, Canada. Record title to the property upon which we intend to conduct exploration activities is held in the name of Gary D. Alexander, our president.  The property consists of 13 claim blocks totaling 325 hectares or approximately 803 acres. We intend to explore for gold on the property.

We have no revenues, have a loss since inception, have minimal operations and have been issued a going concern opinion.

Our administrative office is located at 4285 S.W. Martin Highway, Palm City, Florida 34990 and our telephone number is (772) 288-2775. Our registered statutory office is located at 1802 North Carson Street, Suite 108, Carson City, Nevada 89701. Our mailing address is the same as our administrative office, at 4285 S.W. Martin Highway, Palm City, Florida 34990.

Management or affiliates thereof, will not purchase shares in this offering in order to reach the minimum.

The Offering

Following is a brief summary of this offering:

Securities being offered by selling shareholders	3,327,750 shares of common stock
Offering price per share	$0.30
Net proceeds to us	None
Number of shares outstanding before the offering	6,327,750
Number of shares outstanding after the offering if all of the shares are sold	6,327,750

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this prospectus:
	As of March 31, 2010	As of December 31, 2009	March 26, 2008 (Inception) to December 31, 2008
Balance Sheet	(Unaudited)	(Audited)	(Audited)

Total Assets	$2,551	$7,960	$13,099
Total Liabilities	$13,720	$12,500	$1,280
Stockholders Equity (Deficit)	$(11,169)	$(4,540)	$11,819

	Three Months Ended March 31, 2010	Year ended December 31, 2009	Year ended December 31, 2008
Income Statement	(Unaudited)	(Audited)	(Audited)

Revenue	$-0-	$-0-	$-0-
Total Expenses	$6,629	$16,359	$30,756
Net Loss	$(6,629)	$(16,359)	$(30,756)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock. We discuss all material risks in the risk factors.

Risks associated with Greenwood Gold Resources, Inc.

1.There is substantial doubt about our ability to continue as a going concern, there is substantial uncertainty we will continue activities in which case you could lose your investment.

Our financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves in its resource properties, confirmation of the Company=s interests in the underlying properties, and the attainment of profitable operations. As at March 31, 2010, the Company has a working capital deficit of $11,169 and an accumulated deficit of $53,744. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Accordingly, these factors raise substantial doubt regarding the Company=s ability to continue as a going concern.

2. Because the probability of an individual prospect ever having reserves is extremely remote, any funds spent on exploration will probably be lost.

The probability of an individual prospect ever having reserves is extremely remote. In all probability, the property does not contain any reserves. As such, any funds spent on exploration will probably be lost which result in a loss of your investment.

3. Our management has no technical training and experience in mineral activities and consequently our activities, earnings and ultimate financial success could be irreparably harmed.

Our management has no technical training and experience with exploring for, starting, and operating a mineral exploration program. With no direct training or experience in these areas, management may not be fully aware of many of the specific requirements related to working within the industry. Management=s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our activities, earnings and ultimate financial success could suffer irreparable harm due to management=s lack of experience in the industry.

4. We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease activities.

We were incorporated in March 2008, and we have started our proposed business activities, but not realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $53,744. The loss was a result of the payment of fees for staking and maintaining our claims, incorporation, general office expenses, rent, transfer agent and filing fees, legal and accounting. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	our ability to locate a profitable mineral property
*	our ability to generate revenues
*	our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease activities.

5. Because we will have to spend additional funds to determine if we have a reserve, if we can=t raise the money we will have to cease operations and you could lose your investment.

Even if we complete our current exploration program and are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit, a reserve.

6. Because our management only has limited technical training or experience in exploring for, starting, and operating an exploration program, management=s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. As a result, we may have to suspend or cease activities which will result in the loss of your investment.

Our management has limited experience with exploring for, starting, and operating an exploration program. Further, our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management=s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently our activities, earnings and ultimate financial success could suffer irreparable harm due to management=s lack of experience in this industry. As a result we may have to suspend or cease activities which will result in the loss of your investment.

7. Because we are small and do not have much capital, we may have to limit our exploration activity which may result in a loss of your investment.

Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing reserve may go undiscovered. Without a reserve, we cannot generate revenues and you will lose your investment.

8. We may not have access to all of the supplies and materials we need to begin exploration which could cause us to delay or suspend activities.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

9. Because Gary D. Alexander and Michael S. Alexander have other outside business activities and will only be devoting 10% of their time or approximately four hours per week each to our activities, our activities may be sporadic which may result in periodic interruptions or suspensions of exploration.

Because Gary D. Alexander and Michael S. Alexander, our officer and directors, have other outside business activities, they will be devoting only 10% of their time each or four hours each week to our activities.  Our activities may be sporadic and occur at times which are convenient to Messrs. Alexander. As a result, exploration of the property may be periodically interrupted or suspended.

10. Because we do not have adequate funds to complete our exploration, we may not be able to complete our exploration program.

We do not have sufficient funds to complete our exploration program.  As a result we may have to cease operating until adequate funds can be found to complete our exploration program.

Risks associated with this offering:

11. Because our assets are located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us.

All or a substantial portion of our assets are located outside the United States. As a result, it may be difficult for an investor to affect service of process or enforce within the United States any judgments obtained against us or our sole officer and directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our sole officer and directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Canada or other jurisdictions against us or our sole officer and directors predicated upon the securities laws of the United States or any state thereof.

12. Because we have only one officer and two directors who are responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

We have only one officer and two directors.  One director is our sole officer.  They are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities Exchange Committee which ultimately could cause us to lose money.

13. Because we may issue additional shares of common stock, your investment could be subject to substantial dilution.

We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock. In the future, if we do sell more common stock, your investment could be subject to dilution. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us.

14. Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares as penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker-dealers who sell the Company=s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker-dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker-dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder=s ability to dispose of his stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock in this offering. All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

DETERMINATION OF OFFERING PRICE

                 The price of the shares has been determined by our board of directors. We selected the $0.30 price for the sale of our shares of common stock based on the last price paid by outside investors. The sales price to the public is fixed at $0.30 per share until such time as an established trading market for our common stock is developed on the Financial Regulatory Authority’s Bulletin Board (formerly the National Association of Securities Dealers Inc.’s) Over- the-Counter Bulletin Board, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

DILUTION

Since all of the shares of common stock being registered are already issued and outstanding, no dilution will result from this offering.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

There are thirty-three selling shareholders. They may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time-to-time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

The sales price to the public is fixed at $0.30 per share until such time as the shares of our common stock commence trading on the Bulletin Board operated by the Financial Industry Regulatory Authority. Once an established trading market for our common stock is developed then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker=s or dealer=s commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock, estimated to be $10,000. The selling shareholders, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such as copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

Of the 6,327,750 shares of common stock outstanding as of May 20, 2010, 3,000,000 are owned by Gary D. Alexander, our sole officer and a director and may only be resold pursuant to this registration statement or in compliance with Rule 144 of the Securities Act of 1933.  Gary Alexander=s shares are not being registered in this registration statement.

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).  While Section 15(g) and Rules 15g-1 through 15g-6 apply to broker-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.
Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons.  The application of the penny stock rules may affect your ability to resell your shares.

Reason for Amendment

The reason for filing this post-effective amendment to our registration statement is to update information in the prospectus pursuant to Reg. 427 of the Securities Act of 1933.

BUSINESS

General

We were incorporated in the State of Nevada on March 26, 2008. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage. We intend to conduct exploration activities on one property. We maintain our statutory registered agent=s office at Val-U-Corp. of Nevada, Suite 108 - 1802 North Carson Street, Carson City, Nevada 89701.  Our executive offices are located at 4285 S.W. Martin Highway, Palm City, Florida 34990 and our telephone number is (772) 288-2775. This is our mailing address as well.  Effective June 1, 2008, we lease our offices for $150.00 per month from an unrelated third party.

There is no assurance that a commercially viable mineral deposit exists on the property and further exploration will be required before a final evaluation as to the economic feasibility is determined.

We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause our plans to change.

Background

On April 7, 2008, Gary Alexander acquired one mineral property containing 13 Online Claims Staking cells in Newfoundland, Canada.  Newfoundland allows a mineral explorer to claim a portion of available Crown lands as its exclusive area for exploration by registering the claim area on the Newfoundland and Labrador Department of Natural Resources Online Claims Staking system. The Online Claims Staking system is the Internet-based Newfoundland system used to register, maintain and manage the claims. A cell is an area which appears electronically on the Newfoundland Internet Minerals Titles Online Grid and was formerly called a claim. A claim is a grant from the Crown of the available land within the cells to the holder to remove and sell minerals. The online grid is the geographical basis for the cell.  Previously, the claim was established by sticking stakes in the ground to define the area and then recording the staking information. The staking system is now antiquated in Newfoundland and has been replaced with the online grid. The property was registered by Richard A. Jeanne, a non-affiliated third party. Mr. Jeanne is a self-employed professional geologist residing in Reno, Nevada.

We have no revenues, have a loss since inception, have minimal operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our officer and directors to fund operations.

Canadian jurisdictions allow a mineral explorer to claim a portion of available Crown lands as its exclusive area for exploration by registering the same on the Online Claims Staking system. Gary Alexander paid Mr. Jeanne $ 780 to register the claims on the Online Claims Staking system.  The cells were recorded in Gary Alexander=s name to avoid incurring additional costs at this time. The additional costs would be for incorporation of a Newfoundland corporation and legal and accounting fees related to the incorporation.

In April 2008, Gary Alexander executed a declaration of trust acknowledging that he holds the property in trust for us and he will not deal with the property in any way, except to transfer the property to us. In the event that Gary Alexander transfers title to a third party, the declaration of trust will be used as evidence that he breached his fiduciary duty to us. Gary Alexander has not provided us with a signed or executed bill of sale in our favor.

Gary Alexander will issue a bill of sale to a subsidiary corporation to be formed by us should mineralized material be discovered on the property. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal.

Under Newfoundland law title to Newfoundland mining claims can only be held by Newfoundland residents. In the case of corporations, title must be held by a Newfoundland corporation. In order to comply with the law we would have to incorporate a Newfoundland wholly owned subsidiary corporation and obtain audited financial statements. We believe those costs would be a waste of our money at this time.

In the event that we find mineralized material and the mineralized material can be economically extracted, we will form a wholly owned Newfoundland subsidiary corporation and Gary Alexander will convey title to the property to the wholly owned subsidiary corporation. Should Gary Alexander transfer title to another person and that deed is recorded before we record our documents, that other person will have superior title and we will have none. If that event occurs, we will have to cease or suspend operations. However, Gary Alexander will be liable to us for monetary damages for breaching the terms of his agreement with us to transfer his title to a subsidiary corporation we create. To date, we have not performed any work on the property.

All Canadian lands and minerals which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty Elizabeth II. Ungranted minerals are commonly known as Crown minerals. Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located. In the case of our property, that is the Province of Newfoundland. In the 19th century the practice of reserving the minerals from fee simple Crown grants was established. Legislation now ensures that minerals are reserved from Crown land dispositions. The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown. The property is one such acquisition. Accordingly, fee simple title to the property resides with the Crown.

The property is comprised of mining leases issued pursuant to the Newfoundland Mineral Act. The lessee has exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease vertically downward. The Crown does not have the right to reclaim provided the claims are maintained in good standing. The Crown could reclaim the property in an eminent domain proceeding, but would have to compensate the lessee for the value of the claim if it exercised the right of eminent domain. It is highly unlikely that the Crown will exercise the power of eminent domain. In general, where eminent domain has been exercised it has been in connection with incorporating the property into a provincial park.

The property is unencumbered and there are no competitive conditions which affect the property. Further, there is no insurance covering the property and we believe that no insurance is necessary since the property is unimproved and contains no buildings or improvements.

To date we have not performed any work on the property. We are presently in the exploration stage and we cannot guarantee that a commercially viable mineral deposit, a reserve, exists in the property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

There are no native land claims that affect title to the property. We have no plans to try to interest other companies in the property if mineralization is found. If mineralization is found, we will try to develop the property ourselves.

Claims

The following is a list of tenure numbers, claim, and expiration date of our claims:

		Number of	Date of
License No.	Claim Name	MTO Cells	Expiration
014760M	Greenwood Pond Property	13	04/07/2013

The minimum annual assessment work required to be done to maintain the claims in the third year will be approximately $ 9,750.00.  If the minimum amount is not expended, we must pay a security deposit that when added to the amount of work done, will equal $9,750.00 .

As of May 20, 2010 we have paid a security deposit in the amount of $5,850.00 in lieu of the assessment work required to be done on the claim during the first two years.

Location and Access

The Greenwood Pond property is located in central Newfoundland, Canada.  It comprises 325 hectares or approximately 803 acres, approximately centered at latitude 480 37= 33" North, longitude 550 13= 50" West.

The property is located about 35 miles southwest of Gander between the Northwest and Southwest Gander Rivers.  Access to the property can be gained via the Salmon Pond access road that leaves the Trans-Canada Highway at Glenwood and extends southwestward along the west side of the Northwest Gander River.  At 31.5 km, a branch road to the left crosses the river over a steel bridge and continues southwest along the east side of the river.  Approximately 10 miles from the bridge, a branch road to the left leads to Greenwood Pond.

Groceries and general supplies and services such as air transportation, car rentals, banking, restaurants and lodging are available in the town of Gander, about an hour and one-half drive from the property.  Gander's population is about 10,000, but the town provides services to surrounding communities whose total population approaches 90,000.  The town hosts an international airport that, historically, was a refueling stop for transatlantic flights.

Map 1

Map 2

Physiography

 The topography is relatively flat over much of the property, but slopes steeply toward the Northwest Gander River along its western edge.  Forest cover is dominated by black spruce with lesser amounts of balsam fir, white birch, aspen and locally common white pine. Boggy areas are common and during the spring and early summer can impede vehicular travel.  Elevations range between 260 feet and 525 feet above sea level.

The region receives abundant snowfall during the winter months, making geological exploration and other related activities impractical during this time.  The climate during the remainder of the year is moderate.

History

There is evidence of previous exploration activity on the property.

Regional Geology

The Greenwood Pond property lies within the Dunnage tectonostratigraphic zone which encompasses much of central Newfoundland.  The Dunnage zone consists of telescoped, early to middle Paleozoic oceanic terrane remnants comprised of volcaniclastic to epiclastic sedimentary rocks and ophiolitic and arc-to back-arc-volcanic rocks.

Property Geology

           The eastern portion of the property is underlain by sandstone, greywacke, shale and conglomerate interbedded with laminated gray-green siltstone.  The western portion of the property is underlain by red and green siltstone, sandstone, minor interbedded greywacke, locally graphitic shale, and minor cobble conglomerate.   Both of these units have been intruded by gabbroic rocks.

Supplies

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

Other Property

Other than our interest in the property, we own no plants or other property. With respect to the property, our right to conduct exploration activity is based upon our oral agreement with Gary Alexander. Under this oral agreement, he has allowed us to conduct exploration activity on the property. Gary Alexander holds the property in trust for us pursuant to a declaration of trust.

Our Proposed Exploration Program

Our exploration target is to find an ore body containing gold. Our success depends upon finding mineralized material. This includes a determination by a consultant if the property contains reserves. We have not retained a consultant as of the date of this prospectus and will not do so until our offering is successfully completed, if that occurs, of which there is no assurance. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we don=t find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

In addition, we may not have enough money to complete our exploration of the property. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we will be able to raise additional money in the future. If we need additional money and can=t raise it, we will have to suspend or cease operations.

We must conduct exploration to determine what amount of minerals, if any, exist on our property and if any minerals which are found can be economically extracted and profitably processed.

The property is undeveloped raw land. Exploration and surveying has not been initiated. That is because we do not have money to start exploration. To our knowledge, the property has never been mined. The only events  that have occurred are the staking of the property and the preparation of the proposed work program by Richard Jeanne.

Before minerals retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can=t predict what that will be until we find mineralized material.

We do not know if we will find mineralized material. We believe that activities occurring on adjoining properties are not material to our activities. The reason is that what ever is located under adjoining property may or may not be located under the property.

We do not claim to have any minerals or reserves whatsoever at this time on the property.

We cannot provide you with a more detailed discussion of how our exploration program will work and what we expect will be our likelihood of success.  That is because we have a piece of raw land and we intend to look for a gold ore body.  We may or may not find an ore body.  We have the right to prospect, explore, test, develop, work and mine the property.   We hope we do, but it is impossible to predict the likelihood of such an event. In addition, the nature and direction of the exploration may change depending upon initial results.

We do not have any plan to take our company to revenue generation. That is because we have not found economic mineralization yet and it is impossible to project revenue generation from nothing.

If we are unable to complete exploration because we don=t have enough money, we will cease operations until we raise more money. If we cannot or do not raise more money, we will cease operations. If we cease operations, we don=t know what we will do and we don=t have any plans to do anything else.

Our exploration program will not result in the generation of revenue. It is designed only to determine if mineralized material is located on the property. Revenue will only be generated if we discover mineralized material and extract the minerals and sell them. Because we have not found mineralized material yet, it is impossible to project revenue generation.

We are intending to initiate a mapping and sampling program and will begin to compile a geologic profile of the property.  Gold is associated with structurally controlled hydrothermal veins, so emphasis should be placed on documenting their locations and characteristics.  Sampling should accompany this phase to verify the published data and begin the delineation of mineralized zones.  Prospective locations that exhibit alteration and structural features indicative of mineralization should be mapped in detail and thoroughly sampled.  Where these features project into covered areas, trenching may be necessary to expose bedrock for follow-up mapping and sampling, pending the results of analyses of the initial sampling program.

In Gander, contact should be made with local heavy equipment contractors to determine their availability for light excavation work.  During the second phase of exploration, trenching  will likely be undertaken to expose potentially mineralized bedrock and provide access to additional sample material.

We are proposing to undertake a two phase mineral exploration program consisting of onsite surface reconnaissance, mapping, sampling and trench site identification followed by geochemical analyses.  If encouraging results come from the initial investigation, we would then commence Phase 2.

A budget for the  proposed work program is as follows (in US$):

Phase I
1.  Preparation for field, travel & lodging arrangements, base map preparation         $    600
     (1 day office @ $600/day)
2.  On site surface reconnaissance, mapping, sampling and trench site identi-          $ 4,200
     fication   (5 days field, 2 days travel  @ $600/day)

3.  Geochemical analyses (≈20 samples)                                                                            $    360
     (Sample prep + Au & Ag fire assay AA finish @ $18/ sample)

4.  Expenses:
        Round trip air fare Reno, NV- Gander, NL                                                                $ 1,200
        Vehicle rental, 6 days                                                                                                   $    400
        Lodging, 6 nights @ $85/night                                                                                   $    510
        Meals, 6 days @ $30/day                                                                                            $    180
                                                                                                                 Total Phase I:      $ 7,450

Phase II
1.  On site trenching, mapping and sampling                                                                   $  8,000
     (8 days field, 2 days travel geologist @ $600/day )
     (Equipment rental 4 days @ $500/day)
2. Geochemical analyses (≈100 samples)                                                                          $ 1,800
    (Sample prep + Au & Ag fire assay AA finish @ $18/ sample)
3. Data compilation and report preparation                                                                      $ 2,400
    (4 days office @ $600/day)
4.  Expenses:
        Round trip air fare Reno, NV- Gander, NL                                                                $ 1,200
        Vehicle rental, 6 days                                                                                                   $    400
        Lodging, 6 nights @ $85/night                                                                                   $    510
        Meals, 6 days @ $30/day                                                                                            $    180
                                                                                                                   Total Phase II:   $ 14,490
                                                                                            Grand Total Exploration:   US$ 21,940

The proposed work program was devised by company management in consultation with geologist, Richard Jeanne.

We have not commenced any exploration work. Currently, we do not have sufficient funds to carry out our exploration program and will need to raise additional capital from a public offering, a private placement or loans.

We anticipate that additional funding will be in the form of issuance of debt and/or equity financing from the sale of our common stock. However, we have no assurance that we will be able to raise sufficient funds from the sale of our common stock to pay all of our anticipated expenses.  To date, our President advanced a total of $10,800 for general working capital.  The loan is non-interest bearing and due on demand. There can be no assurance that he will continue to advance funds as required or that other methods of financing will be available or accessible on reasonable terms.  Management has been exploring a number of options to meet our obligations and future capital requirements, including the possibility of equity offering, debt financing, and business combination but has not entered into any agreement for any of the foregoing.

If we are unable to complete a phase of exploration because we do not have enough money, we will cease operations until we raise additional funds. If we cannot or do not raise additional funds, we will cease operations. At this time we cannot provide a more detailed discussion of how our exploration program will work and what we expect our likelihood of success to be, due to the nature of mineral exploration in unexplored territories.  We will not move onto a subsequent phase until the phase we are working on is completed.

Competitive Factors

The gold mining industry is fragmented, that is there are many, many gold prospectors and producers, small and large. We do not compete with anyone. That is because there is no competition for the exploration or removal of minerals from the property. We will either find gold on the property or not. If we do not, we will cease or suspend operations. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. Readily available gold markets exist in Canada and around the world for the sale of gold. Therefore, we will be able to sell any gold that we are able to recover.

Regulations

Our mineral exploration program is subject to the Canadian Mineral Tenure Act Regulation (the “Act”). This act sets forth rules for:

*	locating claims
*	posting claims
*	working claims
*	reporting work performed

We are also subject to the Newfoundland Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

Environmental Law

We are also subject to the Health, Safety and Reclamation Code for Mines in Newfoundland. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations affecting:

1.             Health and Safety
2.             Archaeological Sites
3.             Exploration Access

We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the property.

We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active streams, creeks, rivers, lakes or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

We are in compliance with the Act and will continue to comply with the Act in the future. We believe that compliance with the Act will not adversely affect our business operations in the future.

Exploration stage companies have no need to discuss environmental matters, except as they relate to exploration activities. The only Acost and effect@ of compliance with environmental regulations in Newfoundland is returning the surface to its previous condition upon abandonment of the property. We believe the cost of reclaiming the property will be $750 if we drill 8 holes and $2,250 if we drill 20 holes. We have not allocated any funds for the reclamation of the property and the proceeds for the cost of reclamation will not be paid from the proceeds of the offering. Gary Alexander has agreed to pay the cost of reclaiming the property should mineralized material not be discovered.

Employees and Employment Agreements

At present, we have no full-time employees. Our sole officer and directors are part-time employees and will devote about 10% of their time or four hours per week to our operation. Neither Gary Alexander, our sole officer and director or Michael S. Alexander, director, have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our sole officer and directors. Gary Alexander will handle the majority of our administrative duties.

We intend to subcontract all work out to third parties.  We intend to use the services of subcontractors for manual labor exploration work on our property. As of today, we have not looked for or talked to any geologists or engineers who will perform work for us in the future. We do not intend to do so until we complete this offering and raise additional capital.

MANAGEMENT=S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This Management’s Discussion and Analysis of Financial Condition or Plan of Operation and other sections of this prospectus contain forward-looking statements that are based on the current beliefs and expectations of management, as well as assumptions made by, and information currently available to, the Company’s management.  Because such statements involve risks and uncertainties, actual actions and strategies and the timing and expected results thereof may differ materially from those expressed or implied by such forward-looking statements.  Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the December 31, 2009 and 2008 audited financial statements and the unaudited March 31, 2010 financial statements and accompanying notes and other financial information appearing elsewhere in this prospectus.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about Greenwood Gold Resources, Inc. upon which to base an evaluation of our performance.  We are an exploration stage corporation and have not generated any revenues from operations.  We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in carrying out our exploration program and competition. There is no assurance that future financing will be available to our Company on acceptable terms.

If additional capital is required we will raise funds by issuing debt and/or equity securities although we have no current arrangements or agreements to such financings at this time. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

Plan of Operation

Our proposed exploration program

Our business plan is to proceed with the exploration of the Greenwood Pond property to determine whether there are commercially exploitable ore bodies containing gold.  Our target is mineralized material. Our success depends upon finding mineralized material. Mineralized material is a mineralized body that has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal.  Before mineral retrieval can begin, we must conduct exploration to determine what amount of minerals, if any, exist on the property and if any minerals that are found can be economically extracted and profitably processed.  Currently we do not have adequate funds to complete our exploration of the property.

The property is undeveloped raw land.  Detailed exploration and surveying has not been initiated.  To our knowledge, the property has never been mined.  The only event that has occurred is the recording of the property and the preparation of the proposed work program by Richard Jeanne; consulting geologist.

We intend to proceed with the proposed work program as recommended by our consulting geologist.  We intend to initiate a mapping and sampling program and will begin to compile a geologic profile of the property.  Gold is associated with structurally controlled hydrothermal veins, so emphasis should be placed on documenting their locations and characteristics.  Sampling should accompany this phase to verify the published data and begin the delineation of mineralized zones.  Prospective locations that exhibit alteration and structural features indicative of mineralization should be mapped in detail and thoroughly sampled.  Where these features project into covered areas, trenching may be necessary to expose bedrock for follow-up mapping and sampling, pending the results of analyses of the initial sampling program.

The proposed work program involves undertaking a two phase mineral exploration program consisting of onsite surface reconnaissance, mapping, sampling and trench site identification followed by geochemical analyses.  If encouraging results come from the initial investigation, we would then commence Phase 2. We anticipate the cost of these programs will total $21,940.  Currently we do not have sufficient funds to complete our exploration and are currently seeknig loans or persons who will buy our common stock.

    Phase 1 of the recommended geological exploration program will cost approximately $7,450.  Phase 1 would consist of on-site surface reconnaissance, mapping, sampling and trench site identification. Geochemical analyses of the samples would follow. Phase 1 of the exploration program would take approximately between 0 to 90 days, weather permitting. We anticipate commencing this phase of the exploration program, subject to our geologist, Mr. Jeanne’s availability to proceed with our proposed exploration program and the availability of additional capital to carry out the activities under Phase 1.  Upon our review of the results we will assess whether the results are sufficiently positive to warrant proceeding with Phase 2 of the exploration program.

                Phase 2 of the recommended geological exploration program will cost approximately $14,490.  We anticipate that it will take approximately six months to complete Phase 2 of the exploration program.  Phase 2 would entail on-site trenching, mapping and sampling followed by further geochemical analyses.  Our geologist will then be able to compile the data from the assay lab and provide us with a report. Pending the report results, we will assess whether the results are sufficiently positive to warrant further programs based upon our consulting geologist’s review of the results and recommendation.

                We do not know if we will find mineralized material. We believe that activities occurring on adjoining properties are not material to our activities. The reason is that whatever is located under adjoining properties may or may not be located under our property. We do not claim to have any minerals or reserves whatsoever at this time on any of our property. Our exploration program will not result in the generation of revenue. It is designed only to determine if mineralized material is located on the property. Revenue will only be generated if we discover mineralized material and extract the minerals and sell them. Because we have not found mineralized material yet, it is impossible to project revenue generation.

We will be conducting research in the form of exploration of our property.  We are not going to buy or sell any plant or significant equipment during the next twelve months.  We do not intend to buy any equipment until we have located a body of ore and we have determined it is economical to extract the ore from the land.

We do not intend to hire additional employees at this time.  All of the property work will be conducted by unaffiliated independent contractors that we will hire on an as-needed basis.  The independent contractors will be responsible for surveying, geology, engineering, exploration and excavation.  The engineers will advise us on the economic feasibility of removing the mineralized material and the geologists will evaluate the information derived from the exploration and excavation.

We do not intend to interest other companies in the claim if we find mineralized material. We intend to try to develop the reserves ourselves through the use of a consultant. We have no plans to interest other companies in the claim if we do not find mineralized material. To pay the consultant and develop the reserves, we will have to raise additional funds through a public offering, a second private placement or through loans. As of the date of this prospectus, we have no plans to raise additional funds. Further, there is no assurance we will be able to raise any additional funds even if we discover mineralized material and a have a defined ore body.

Currently, we do not have sufficient funds to carry out our exploration program and will need to raise additional capital from a public offering, a private placement or loans.

We anticipate that additional funding will be in the form of issuance of debt and/or equity financing from the sale of our common stock. However, we have no assurance that we will be able to raise sufficient funds from the sale of our common stock to pay all of our anticipated expenses.  To date, our President advanced a total of $10,800 for general working capital.  The loan is non-interest bearing and due on demand. There can be no assurance that he will continue to advance funds as required or that other methods of financing will be available or accessible on reasonable terms.  Management has been exploring a number of options to meet our obligations and future capital requirements, including the possibility of equity offering, debt financing, and business combination but has not entered into any agreement for any of the foregoing.

If we are unable to complete a phase of exploration because we do not have enough money, we will cease operations until we raise additional funds. If we cannot or do not raise additional funds, we will cease operations. At this time we cannot provide a more detailed discussion of how our exploration program will work and what we expect our likelihood of success to be, due to the nature of mineral exploration in unexplored territories.  We will not move onto a subsequent phase until the phase we are working on is completed.

Results of Operations

During the past 24 months, Gary Alexander has devoted his entire time to Treasure Coast Private Equity, LLC and did not devote more than nominal time to our operations.

For the Three Months Ended March 31, 2010 and 2009

The Company had no revenues for the three month period ended March 31, 2010 and from inception to March 31, 2010 and does not expect to recognize revenue in the foreseeable future.

We had a net loss of $6,629 for the three months ended March 31, 2010 compared to a net loss of $6,587 for the three months ended March 31, 2009.  The increase of $42 was due to an increase in general office expenses, offset by a decrease in legal fees.

Net cash from the sale of shares since inception on March 26, 2008 to March 31, 2010 was $42,575.  Since inception we have used our common stock to raise money for the property title acquisition, for corporate expenses and to repay outstanding indebtedness. In addition, Mr. Gary Alexander has advanced a total of $10,800 to us.  The loan is unsecured, non-interest bearing and due on demand.

                Subsequent to the period ended March 31, 2010, we filed application with the Newfoundland Labrador Department of Natural Resources to be granted a twelve month extension of time to complete the second year assessment work on our mineral license. Our application was approved on May 4, 2010.

For the Years Ended December 31, 2009 and 2008

                We had a net loss of $16,359 for the year ended December 31, 2009 compared to a net loss of $30,756 for the year ended December 31, 2008.  The change is explained below.

                Operating Expenses:  Operating expenses were $16,359 and $30,756 for the years ended December 31, 2009 and 2008, respectively.  The decrease of $14,397 was primarily due to a decrease in legal fees, decrease in mineral property costs associated with staking the claim and the preparation of the work program by Richard Jeanne and transfer agent and filing fees.

We acquired the right to conduct exploration activity on one mineral claim consisting of thirteen claim blocks, collectively referred to as the Greenwood Pond property.  The Greenwood Pond property is located in central Newfoundland, Canada.  We do not own any interest in the property, but merely have the right to conduct exploration activities on one property.  We commissioned Richard Jeanne, Consulting Geologist to prepare a proposed exploration work program.  We have not commenced any exploration work and we do not have sufficient funds to proceed with Phase 1 or to initiate Phase 2 and will need to raise additional capital from a public offering, a private placement or loans.

We filed application with the Newfoundland Labrador Department of Natural Resources to be granted a twelve month extension of time to complete the first year assessment work on our mineral license.  Our application was approved on April 4, 2009.

Net cash from the sale of shares since inception on March 26, 2008 to December 31, 2009 was
$42,575.  Since inception we have used our common stock to raise money for the property title acquisition, for corporate expenses and to repay outstanding indebtedness.

We are an exploration stage company and are in the early stages of developing our products and services. As of the date of this prospectus, we have not conducted exploration activities on our property or generated any revenues.  As a result, we have generated significant operating losses since our formation and expect to incur substantial losses and negative operating cash flows for the foreseeable future as we attempt to expand our infrastructure and development activities. Our ability to continue may prove more expensive than we currently anticipate and we may incur significant additional costs and expenses. These conditions could further impact our business and have an adverse effect on our financial position, results of operations and/or cash flows.

Liquidity and Capital Resources

As of March 31, 2010 we had $2,551 in total current assets and total current liabilities of $13,720 for a working capital deficit of $11,169 compared to $5,907 in total assets and total liabilities of $675 for the quarter ended March 31, 2009.

As of December 31, 2009 we had $7,960 in total current assets and total current liabilities of $12,500 for a working capital deficit of $4,540 compared to $13,099 in total assets and total liabilities of $1,280 for the year ended December 31, 2008.  Total liabilities for the year ended December 31, 2009 were comprised of the loan payable to Mr. Gary D. Alexander.

In April 2008, we issued 3,000,000 restricted shares of common stock to Gary D. Alexander; our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933.  The shares were sold in a private transaction to Gary Alexander.  No commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

In May 2008 we completed a private placement of 3,327,750 shares of common stock to 33 investors in consideration of $39,575.   The shares were issued as restricted securities pursuant to the exemption from registration contained in Regulation 504 of the Securities Act of 1933 in that a Form D was filed with the Securities and Exchange Commission; we raised less than $1,000,000 in the last twelve months; and, each purchaser was solicited by Gary Alexander, our sole officer and director.

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

We do not believe that we can sustain our operations from existing working capital and operations over the next 12 months, as we have yet to commence operations, and have not generated any revenues there can be no assurance that we can generate significant revenues from operations.  During the next twelve months, we expect to incur indebtedness for carrying out our proposed exploration program, administrative and professional charges associated with preparing, reviewing, auditing and filing our financial statements and our periodic and other disclosure documents to maintain the Company in good standing.

We will require additional working capital, as we currently have inadequate capital to fund all of our business strategies, which could severely limit our operations. To date, our President advanced a total of $10,800 for general working capital.  There can be no assurance that he will continue to advance funds as required or that other methods of financing will be available or accessible on reasonable terms.  Management has been exploring a number of options to meet our obligations and future capital requirements, including the possibility of equity offering, debt financing, and business combination but has not entered into any agreement for any of the foregoing.  At the present time, we have not made any arrangements to raise additional cash.  If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

MANAGEMENT

Officers and Directors

Our directors serve until their successor is elected and qualified.  Our officers are elected by the board of directors to a term of one (1) year and will serve until his successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, age and position of our officers and directors are set forth below:

Name	Age	Position Held

Gary D. Alexander	57	President, CEO, CFO, Sectretary, Treasurer
4285 SW Martin Highway		Principal Accounting Officer, Director
Palm City, FL 34990

Michael S. Alexander	21	Director
263 SW Hatteras Court
Palm City, FL 34990

Messrs. Alexander will serve until our next annual meeting of the stockholders. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Background of our Officers and Directors

Gary D. Alexander, President, CEO, CFO, Secretary, Treasurer & Director

Gary D. Alexander has been our president, chief executive officer, treasurer, chief financial officer and a  director since inception on March 26, 2008.  Since November 2007, Gary Alexander has been an independent director of FirstPlus Financial Group, Inc. located in Beaumont, Texas. FirstPlus Financial is a diversified company that provides commercial loan, auto loan, consumer lending, real estate holding, residential and commercial restoration, facility (janitorial) care and construction management services. FirstPlus Financial files reports with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934 and is traded on the Pink Sheets under the symbol FPFX.   Since March 2004, Gary Alexander has been president of Treasure Coast Private Equity, LLC, a private equity firm that specializes in providing debt and equity resources for privately owned business seeking expansion capital.  Treasure Coast Private Equity is located in Palm City, Florida.    From November 2006 to April 2007, Gary Alexander was acting chief financial officer of Air Rutter International, LLC and Airspace LLC located in Long Beach California.  Air Rutter and Airspace are engaged in the business jet charter aircraft management.  From November 2005 to March 2006, Gary Alexander was acting Chief Financial Officer for Jet First, Inc. located in West Palm Beach, Florida.  Jet First is a jet charter company.  From June 1987 to December 2006, Gary Alexander was a principal at Alexander Company CPA=s located in Palm City, Florida.  Gary D. Alexander is the father of Michael S. Alexander, one of our directors.

Michael S. Alexander, Director

Michael S. Alexander has been a member of the board of directors since October 21, 2009. Michael S. Alexander, has been employed as an executive salesman with Moretti Yachts, since April 2009.  Moretti Yachts is a private yacht brokerage firm in Ft. Lauderdale, FL that services a high end clientele worldwide.  From May to August of 2009, Michael S. Alexander was employed at the Premier Boat Club, in Stuart, FL as a fishing guide and dock hand where he performed safety training and orientation to new clients and fishing guide services to preferred executives.

During the period of July 2004 through May 2009, Micheal Alexander focused much of his attention on completing his secondary and post secondary education studies.

From October 2003 to July 2004, he was employed at the Monarch Country Club in Palm City, FL where he worked as a golf starter and assisted members and guests in all areas of play at the Club.  Michael Alexander has volunteered his services to a number of philanthropic organizations including the United Way of Martin County, FL, Food for Families and Toys for Tots; both of which are located in Stuart, FL.  He is currently a student at the University of North Florida.  Michael S. Alexander is the son of Gary D. Alexander, our sole officer and one of our directors.

During the past ten years, Messrs. Alexander and Alexander have not been the subject of the following events:

1. Any bankruptcy petition filed by or against any business of which Messrs. Alexander were  general partners or executive officers either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Messrs. Alexander=s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

There are no conflicts of interest.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us for the last three fiscal years ending December 31, 2009 for our sole officer. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.  The compensation discussed addresses all compensation awarded to, earned by, or paid to named executive officers.

Executive Officer Compensation Table
						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Gary D.Alexander	2009	0	0	0	0	0	0	0	0
President, CEO, CFO,	2008	0	0	0	0	0	0	0	0
Secretary/Treasurer, Principal Accounting Officer	2007	0	0	0	0	0	0	0	0

We do not have employment agreements with our sole officer. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

Compensation of Directors

Our directors are not compensated for their services as directors. The board has not implemented a plan to award options to any director. There are no contractual arrangements with any member of the board of director. We have no director's service contracts.

Director=s Compensation Table
Fees
	Earned				Nonqualified
	Or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Gary D. Alexander	0	0	0	0	0	0	0

Michael S. Alexander	0	0	0	0	0	0	0

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.
Name and Address Beneficial Owner [1]	Number of Shares Before the Offering	Percentage of Ownership Before the Offering	Number of Shares After Offering Assuming all of the Shares are Sold	Percentage of Ownership After the Offering Assuming all of the Shares are Sold

Gary D. Alexander 4285 SW Martin Highway Palm City, FL 34990	3,000,000	47.42%	3,000,000	47.42%

Michael S. Alexander 263 SW Hatteras Court Palm City, FL 34990	0	0.00%	0	0.00%

All officers and directors as a group (2 persons)	3,000,000	47.42%	3,000,000	47.42%

[1]
The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of her/his/its direct and indirect stock holdings. Gary Alexander is the only "promoter" of our company.

Securities authorized for issuance under equity compensation plans.

We have no equity compensation plans.

Selling Shareholders

The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and we sell the maximum number of shares.

				Percentage
				of shares
				owned after the
	Total number of	Percentage of	Number of	offering assuming
	shares owned	shares owned	shares being	all of the share are
Name	prior to offering	prior to offering	offered	sold in the offering
Almeida, David	3,200	0.05%	3,200	0.0%
Brown, Nathaniel	2,200	0.04%	2,200	0.0%
Camacho, Sandra	225,000	3.56%	225,000	0.0%
Crawford, Crystal	1,500	0.02%	1,500	0.0%
Douglas, Matthew	3,400	0.05%	3,400	0.0%
Garrison, Cherie	7,800	0.12%	7,800	0.0%
Hamden, William	4,500	0.07%	4,500	0.0%
Handley, Angela	175,000	2.77%	175,000	0.0%
Handley, William	175,000	2.77%	175,000	0.0%
Karolides, Paul	225,000	3.56%	225,000	0.0%
Keister, Michael	5,600	0.09%	5,600	0.0%
Kotovich, Leo	8,500	0.13%	8,500	0.0%
Lewis, Susan	3,750	0.06%	3,750	0.0%
Mahan, James	150,000	2.37%	150,000	0.0%
Maione, Steven	225,000	3.56%	225,000	0.0%
Maione, Tara	225,000	3.56%	225,000	0.0%
Moran, Douglas	200,000	3.16%	200,000	0.0%
Moran, Michael	300,000	4.74%	300,000	0.0%
Moran, Steven	175,000	2.77%	175,000	0.0%
Moran, Terri	175,000	2.77%	175,000	0.0%
Murphy, Alexander	3,800	0.06%	3,800	0.0%
Neely, Donald	200,000	3.16%	200,000	0.0%
Neely, Lauren	200,000	3.16%	200,000	0.0%
O=Kane, Denise	2,600	0.04%	2,600	0.0%
O=Kane, Kevin	2,600	0.04%	2,600	0.0%
Rizzotto, Daina	225,000	3.56%	225,000	0.0%
Rizzotto, John	225,000	3.56%	225,000	0.0%
Rowe, Sandra	6,700	0.10%	6,700	0.0%
Tompkins, Lela	150,000	2.37%	150,000	0.0%
Wouters, Bruno	7,100	0.11%	7,100	0.0%
Wouters, Dennis	4,600	0.07%	4,600	0.0%
Wouters, Gina	3,300	0.05%	3,300	0.0%
Wouters, Jenny	6,600	0.10%	6,600	0.0%
Total	3,327,750	52.59%	3,327,750	0.0%

Other than investing money with us, the foregoing selling security holders have had no material relationship with us during the last three years.

All of persons named as selling security holders exercise voting and/or dispositive powers with respect to the securities to be offered for resale by our selling security holders.

No selling shareholder is an affiliate of a registered broker-dealer.

The following is a summary of the issuances of all shares:

In April 2008, we issued 3,000,000 restricted shares of common stock to Gary D. Alexander pursuant to Section 4(2) of the Securities Act of 1933.  The shares were sold in a private transaction to Gary Alexander.  Gary Alexander is a sophisticated investor.  He is our sole officer and a director; was furnished the same information that can be found in Part I of a Form S-1 registration statement; and, is capable of reading and understanding the information furnished to him.  Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

             In May 2008 we completed a private placement of 3,327,750 shares of common stock to 33 investors in consideration of $39,575.   The shares were issued as restricted securities pursuant to the exemption from registration contained in Regulation 504 of the Securities Act of 1933 in that a Form D was filed with the Securities and Exchange Commission; we raised less than $1,000,000 in the last twelve months; and, each purchaser was solicited by Gary Alexander, our sole officer and director.

Future Sales of Shares

A total of 6,327,750 shares of common stock are issued and outstanding. Of the 6,327,750 shares outstanding, all are restricted securities as defined in Rule 144 of the Securities Act of 1933. 3,327,750 are being offered for resale by the selling shareholders described above.  We are a shell company as that term is defined in Reg. 405 of the Securities Act of 1933.  As a result, shares of common stock not registered in this prospectus may not be sold pursuant to Rule 144 of the Securities Act of 1933.

Shares purchased in this offering will be immediately resalable without any restriction of any kind.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay or make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely to occur. Currently, we have no Nevada shareholders and since this offering will not be made in the state of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities will be Signature Stock Transfer, Inc. 2220 Coit Road, Suite 480, Plano, Texas 75075.  Its telephone number is (972) 612-4120.

CERTAIN TRANSACTIONS

In April 2008, we issued 3,000,000 shares of restricted common stock to Gary D. Alexander, our president in consideration of $3,000.  This was accounted for as an acquisition of shares of common stock in the amount of $3,000.

Gary Alexander also caused the property, comprised of thirteen MTO cells, to be registered at a cost of $ 780.00.  The claims were registered by Gary Alexander. Gary Alexander must transfer title to us upon our demand, whether mineralized material is found on the claims or not.  Gary Alexander will not receive anything of value for the transfer and we will not pay any consideration of any kind for the transfer of the claims.

Prior to June 2008, we used  approximately 15 square feet of office space at Gary Alexander=s business office for our office on a rent free basis.  Effective June 2008, we now lease our offices at a cost of $150.00 per month from an unrelated third party.

Gary Alexander and Michael S. Alexander are our only promoters.   They have not received and will not receive anything of value from us, directly or indirectly in their capacity as promoters.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period ending March 31, 2010 have been reviewed by and our financial statements for the years ended December 31, 2009 and 2008, included in this prospectus have been audited by Randall N. Drake, C.P.A., P.A., Independent Public Accountant, 1981 Promenade Way, Clearwater, Florida 33760 as set forth in its report included in this prospectus. Its report is given upon its authority as experts in accounting and auditing.

LEGAL MATTERS

                The Law Office of Conrad C. Lysiak, P.S., 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 passed on the legality of the shares offered for sale.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by Randall N. Drake, C.P.A., P.A., Independent Public Accountant, 1981 Promenade Way, Clearwater, Florida 33760.

Our unaudited financial statements for the period ending March 31, 2010 and audited financial statements for the years ended December 31, 2009 and 2008 immediately follow:

FINANCIAL STATEMENTS

Greenwood Gold Resources, Inc.
(An Exploration Stage Company)

Unaudited Financial Statements

                                                                                                                                                                   Page

Independent Auditors’ Report………………………………………..................…………………...F1

Balance Sheet as of March 31, 2010 (unaudited)………………..................……………………….F2

Statement of Operations for the periods ended March 31, 2010 and 2009 and for the period from March 26, 2008 (inception) to March 31, 2010 (unaudited) ……................…………F3

Statement of Cash Flows for the periods ended March 31, 2010 and 2009 and for the period from March 26, 2008 (inception) to March 31, 2010 (unaudited) ……................………....F4

Notes to the Financial Statements (unaudited).……………………………………................…….F5-10

Audited Financial Statements

                                                                                                                                                                   Page

Independent Auditors’ Report………………………………………………..................…………...F11

Balance Sheet as of December 31, 2009………..……………………………....................………….F12

Statement of Operations for the years ended December 31, 2009 and 2008 and for the
Period from March 26, 2008 (inception) to December 31, 2009………………..................………..F13

Statement of Cash Flows for the years ended December 31, 2009 and 2008 and for the
Period from March 26, 2008 (inception) to December 31, 2009…………………..................……..F14

Statements of Stockholders’ Equity (Deficit) for the period from March 26, 2008
 (inception) to December 31, 2009…………………………………………………....................……F15

Notes to the Financial Statements……………………………………………………..................….F16-22

Randall N. Drake, C.P.A., P.A.

1981 Promenade Way
Clearwater, Florida 33760
Phone: (727) 536-4863
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Greenwood Gold Resources, Inc.:

We have reviewed the accompanying balance sheets of Greenwood Gold Resources, Inc. as of March 31, 2010 and the related statements of operations and cash flows for the three months periods then ended and from March 26, 2008, the date of inception, through March 31, 2010. These financial statements are the responsibility of the company’s management.
We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.
Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

RANDALL N. DRAKE, CPA, PA
Randall N. Drake, CPA, PA

Clearwater, Florida

May 21, 2010

Greenwood Gold Resources, Inc.
(An Exploration Stage Company)
Balance Sheet

	As at March 31, 2010 (unaudited)	As at December 31, 2009 (audited)

ASSETS

Current Assets
Cash	$2,141	$7,320
Prepaid Expense	410	640

TOTAL ASSETS	$2,551	$7,960

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$2,920	-
Due to a stockholder	10,800	12,500

Total Liabilities	$13,720	$12,500

Stockholders’ Equity

Common stock (Note 5)
75,000,000 shares authorized, with a $0.001 par value,
6,327,750 shares issued and outstanding	$6,327	$6,327
Additional paid-in capital	36,248	36,248
Accumulated Deficit	(53,744)	(47,115)

Total Stockholders’ Equity	$(11,169)	$(4,540)

Total Liabilities and Stockholders’ Equity	$2,551	$7,960

The accompanying notes are an integral part of these financial statements

Greenwood Gold Resources, Inc.
(An Exploration Stage Company)
Statement of Operations
(unaudited)

	For The Three Months Ended March 31, 2010	For The Three Months Ended March 31, 2009	Cumulative results from March 26, 2008 (date of inception) to March 31, 2010

REVENUE	$-	$-	$-

EXPENSES

General office expenses	$420	$234	$2,076
Accounting Fees	5,500	5,500	20,000
Legal fees	-	175	18,842
Mineral property costs	-	-	5,367
Postage and Delivery	-	-	941
Rent - Office	479	479	3,514
Transfer agent and filing fees	230	199	3,004

Total Expenses	$6,629	$6,587	$53,744

Net Loss	$(6,629)	$(6,587)	$(53,744)

Earnings (Loss) Per Share

Basic	$(0.00)	$(0.00)	$(0.00)
Diluted	$(0.00)	$(0.00)	$(0.00)

Weighted Average Number of Shares Outstanding

Basic	6,327,750	6,327,750
Diluted	6,327,750	6,327,750

The accompanying notes are an integral part of these financial statements

Greenwood Gold Resources, Inc.
(An Exploration Stage Company)
Statements of Cash Flows
(unaudited)

	Three Months Ended March 31, 2010	Three Months Ended March 31, 2009	Cumulative From March 26, 2008 (date of inception) to March 31, 2010

CASH FROM OPERATING ACTIVITIES:

Accumulated Deficit	$(6,629)	$(6,587)	$(53,744)

Changes in operating assets and liabilities

Accounts payable	2,920	(605)	2,920
Prepaid Expenses	230	-	(410)

Net Cash Used in Operating Activities	(3,479)	(7,192)	(51,234)

CASH FROM FINANCING ACTIVITIES:

Net advances from Shareholder	(1,700)	-	10,800
Proceeds from issuance of common stock	-	-	42,575

Net Cash from Financing Activities	-	-	53,375

Net increase (decrease) in Cash	(5,179)	(7,192)	2,141

Cash, Beginning	$7,320	$13,099	–

Cash, Ending	$2,141	$5,907	$2,141

The accompanying notes are an integral part of these financial statements

Greenwood Gold Resources, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
March 31, 2010
(unaudited)

1.     Nature of Operations and Continuance of Business

Greenwood Gold Resources, Inc. (“the Company”) was incorporated in the State of Nevada on March 26, 2008. The Company is an Exploration Stage Company, as defined by as defined by ASC 915-10  “Accounting and Reporting by Development Stage Enterprises”. The Company’s business plan is to acquire, explore and develop mineral properties. The Company has not determined whether its mining claims contain ore reserves that are economically recoverable.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business.  The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future.  At March 31, 2010 the Company has limited cash resources and will likely require new financing, either through issuing shares or debt, to continue the development of its business.  Management intends to offer additional common stock; however, there can be no assurance that management will be successful in raising the funds necessary to maintain operations, or that a self-supporting level of operations will ever be achieved. The likely outcome of these future events is indeterminable. The continuation of the Company as a going concern is dependent upon the ability of the Company to determine the existence of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, obtain necessary financing and then profitable operations.  As of March 31, 2010, the Company has never generated any revenues and has accumulated losses of $53,744 since inception.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

2.      Summary of Significant Accounting Policies

a)	Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and are expressed in U.S. dollars. The Company’s fiscal year-end is December 31st.

b)	Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances.

Greenwood Gold Resources, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
March 31, 2010
(unaudited)

2.      Summary of Significant Accounting Policies (continued)

         b)    Use of Estimates and Assumptions (continued)

The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

 d)    Mineral Property Costs

The Company has been in the exploration stage since its inception on March 26, 2008 and has not yet realized any revenues from its planned operations.  It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in ASC 350-30, “Whether Mineral Rights Are Tangible or Intangible Assets”. The Company assesses the carrying costs for impairment under ASC 360-10, “Accounting for Impairment or Disposal of Long Lived Assets” at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.  If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

e)	Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, receivables, payables, and due to a stockholder.  The carrying amount of cash, receivables and payables approximates fair value because of the short-term nature of these items.

f)	Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist principally of cash. Cash was deposited with a high quality credit institution.

Greenwood Gold Resources, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
March 31, 2010
(unaudited)

2.      Summary of Significant Accounting Policies (continued)

g)	Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Occasional transactions may occur in Canadian dollars and management has adopted ASC 830-20 “Foreign Currency Translation”.  Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

h)	Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduced deferred tax assets to the amount that is believed more likely than not to be realized.

i)	Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options. No stock based compensation has been granted to date.

j)	Loss Per Share

The Company computes loss per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations.  Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

k)	Recent Accounting Pronouncements

In September 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-12, “Fair Value Measurements and Disclosures” (ASC topic 820), “Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent)”. This Accounting Standards Update amends ASC subtopic 820-10, “Fair Value Measurements and Disclosures Overall”, to provide guidance on the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The adoption of ASU 2009-12 will not have material impact on our financial statements.

In August 2009, the FASB issued ASC 820, “Fair Value Measurements and Disclosures — Measuring Liabilities at Fair Value”. This Accounting Standards Update amends Subtopic 820-10, Fair Value Measurements and Disclosures - Overall, to provide guidance on the fair value measurement of liabilities. The adoption of ASC 820 is not expected to have a material impact on our financial statements.

Greenwood Gold Resources, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
March 31, 2010
(unaudited)

2.      Summary of Significant Accounting Policies (continued)

k)      Recent Accounting Pronouncements (continued)

In June 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-01, Topic 105 — Generally Accepted Accounting Principles.  This reflected the issuance of FASB Statement No. 168. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB ASC 105, the FASB Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles. This Accounting Standards Update includes Statement 168 in its entirety, including the accounting standards update instructions contained in Appendix B of the Statement. The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. The Codification is effective for interim and annual periods ending after September 15, 2009, and as of the effective date, all existing accounting standard documents will be superseded. The Codification was effective for us in the fourth quarter of 2009, and accordingly, our Annual Report on Form 10-K for the year ending December 31, 2009 and all subsequent public filings will reference the Codification as the sole source of authoritative literature.

In May 2009, the Financial Accounting Standards Board (“FASB”) issued ASC 855, “Subsequent Events.”  ASC 855 is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC 855 requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, and is effective for interim and annual periods ending after June 15, 2009.

In April 2009, the FASB issued ASC topic 825, “Financial Instruments” (formerly FASB Staff Position (“FSP”) SFAS No. 107-1) and ASC topic 270, “Interim Reporting” (formerly Accounting Principles Board (“APB”) Opinion No. 28-1 (“APB No. 28-1”), “Interim Disclosures about Fair Value of Financial Instruments”, which amends SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”), and requires disclosures about the fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. ASC topic 825 and ASC topic 270 also amends APB Opinion No. 28, “Interim Financial Reporting”, (codified as ASC topic 270) to require those disclosures in summarized financial information for interim reporting periods. ASC topic 825 and ASC topic 270 is effective for interim reporting periods ending after June 15, 2009. The Company is in the process of evaluating the impact of ASC topic 825 and ASC topic 270 on our financial position and results of operations.

In October 2008, the FASB issued ASC topic 820, “Fair Value Measurement When the Markets Are Not Active” (formerly FSP FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active”), which addresses the application of ASC topic 820 – Fair Value Measurements (formerly SFAS No.157 for illiquid financial instruments).  ASC topic 820 clarifies that approaches to determining fair value other than the market approach may be appropriate when the market for a financial asset is not active.  The Company does not expect the adoption of ASC topic 820 to have a material effect on the Company’s financial statements.

Greenwood Gold Resources, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
March 31, 2010
(unaudited)

2.      Summary of Significant Accounting Policies (continued)

k)      Recent Accounting Pronouncements (continued)

In June 2008, the Financial Accounting Standards Board (FASB) issued ASC topic 260 “Earnings Per Share”, (formerly FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities”).  ASC topic 260 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and affects entities that accrue cash dividends on share-based payment awards during the awards’ service period when the dividends do not need to be returned if the employees forfeit the awards.  ASC topic 260 states that all outstanding unvested share-based payment awards that contain rights to nonforfeitable dividends participate in undistributed earnings with common shareholders and, therefore, need to be included in the earnings allocation in computing earnings per share under the two-class method.  ASC topic 260 is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  The Company does not expect the adoption of ASC topic 260 to have a material impact on its financial statements.

In March 2008, the FASB issued ASC  topic 815, “Derivatives and Hedging” (formerly SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”, which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities”), and expands disclosures to include information about the fair value of derivatives, related credit risks and a company’s strategies and objectives for using derivatives.  ASC topic 815 is effective for fiscal periods beginning on or after November 15, 2008.  Based on current conditions, we do not expect the adoption of ASC topic 815 to have a significant impact on our results of operations or financial position.

         l)     Interim Financial Statements

The interim unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions for Securities and Exchange Commission (“SEC”) Form 10-Q. They do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Therefore, these financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the period ended December 31, 2009, included in the Company’s Annual Report on Form 10-K filed on March 29, 2010 with the SEC.

The financial statements included herein are unaudited; however, they contain all normal recurring accruals and adjustments that, in the opinion of management, are necessary to present fairly the Company’s financial position at March 31, 2010, and the results of its operations and cash flows for the period ended March 31, 2010. The results of operations for the period ended March 31, 2010 are not necessarily indicative of the results to be expected for future quarters or the full year.

m)     Subsequent Events

These financial statements were approved by management and were issued on May 20th , 2010.  Subsequent events have been evaluated through this date. Subsequent to the period ended March 31, 2010, we filed application with the Newfoundland Labrador Department of Natural Resources to be granted a twelve month extension of time to complete the second year assessment work on our mineral license. Our application was approved on May 4, 2010.

Greenwood Gold Resources, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
March 31, 2010
(unaudited)

3.	Mineral Properties

On April 30, 2008, the Company, through its President and director, acquired title to a mineral property in the southwest of Gander, Central Newfoundland; herein referred to as “Greenwood Pond Property”. The claim is registered in the name of the President of the Company, who is holding the claim in trust on behalf of the Company. The Company paid $780.00 for staking fees and $3,000.00 for the preparation of an independent Geological Report by Richard A. Jeanne, LTD, consulting geologist.

4.      Related Party Transactions

At March 31, 2010 the President and Stockholder of the Company is owed $10,800 ($12,500 – December 31, 2009) for cash advanced to the Company.  The amount due is unsecured, non-interest bearing and due on demand.

5.      Common Stock

Since inception, the Company issued 3,000,000 shares of common stock at $0.001 per share, 3,250,000 shares of common stock at $0.005 per share and 77,750 shares of common stock at $0.30 per share for cash proceeds of $42,575.

6.      Occupancy

Beginning June 1, 2008, the Company entered into a sublease agreement for approximately 144 square feet ofexecutive style office space with an unrelated third party for an initial term of one year. Additional terms includeannual rental in the amount of $1,800 plus applicable state and local taxes payable at a rate of $150 per month with first payment due June 1, 2008 and an option to renew for an additional one year at an annual rent amount to be agreed upon. A separate security deposit requirement was waived by mutual agreement of the parties. The lease was renewed during the period ended June 30, 2009 under the same terms initially agreed upon by both parties.

Randall N. Drake, C.P.A., P.A.
1981 Promenade Way
Clearwater, FL  33760
727-536-4863
Randall@RDrakeCPA.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Greenwood Gold Resources, Inc.
Palm City, FL

We have audited the accompanying balance sheets of Greenwood Gold Resources, Inc.  as of December 31, 2009 and 2008 and the related statements of operations, stockholders’ equity, and cash flows for each of the years ended December 31, 2009 and 2008 and from the period of inception, March 26, 2008 through December 31, 2009.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required at this time, to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal controls over financial reporting.   Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provided a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008 and the results of its operations and its cash flows for each of the years ended December 31, 2009 and 2008 and from the period of inception March 26, 2008 through December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in footnote 1 to the financial statements, the Company has not generated revenue and has not established operations which raise substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

RANDALL N. DRAKE, CPA PA
Randall N. Drake, CPA PA
Clearwater, Florida
March 29, 2010

Greenwood Gold Resources, Inc.
(An Exploration Stage Company)
Balance Sheet

	As of December 31, 2009	As of December 31, 2008

ASSETS

Current Assets
Cash	$7,320	$13,099
Prepaid Expense	640	-

TOTAL ASSETS	$7,960	$13,099

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	-	$1,280
Due to a stockholder	12,500	-

Total Liabilities	$12,500	$1,280

Stockholders’ Equity

Common stock (Note 5)
75,000,000 shares authorized, with a $0.001 par value,
6,327,750 shares issued and outstanding	$6,327	$6,327
Additional paid-in capital	36,248	36,248
Accumulated Deficit	(47,115)	(30,756)

Total Stockholders’ Equity	$(4,540)	$11,819

Total Liabilities and Stockholders’ Equity	$7,960	$13,099

The accompanying notes are an integral part of these financial statements

Greenwood Gold Resources, Inc.
(An Exploration Stage Company)
Statement of Operations

	For the Year Ended December 31, 2009	For the Period From March 26, 2008 (date of inception) to December 31, 2008	Cumulative results from March 26, 2008 (date of inception) to December 31, 2009

REVENUE	$-	$-	$-

EXPENSES

General office expenses	$732	$924	$1,656
Accounting Fees	8,500	6,000	14,500
Legal fees	2,812	16,030	18,842
Mineral property costs	1,587	3,780	5,367
Postage and Delivery	78	863	941
Rent - Office	1,917	1,118	3,035
Transfer agent and filing fees	733	2,041	2,774

Total Expenses	$16,359	$30,756	$47,115

Net Loss	$(16,359)	$(30,756)	$(47,115)

Earnings (Loss) Per Share

Basic	$(0.00)	$(0.00)	$(0.00)
Diluted	$(0.00)	$(0.00)	$(0.00)

Weighted Average Number of Shares Outstanding

Basic	4,305,387	4,305,387
Diluted	4,305,387	4,305,387

The accompanying notes are an integral part of these financial statements

Greenwood Gold Resources, Inc.
(An Exploration Stage Company)
Statements of Cash Flows

	For the Year Ended December 31, 2009	For the Period From March 26, 2008 (date of inception) to December 31, 2008	Cumulative From March 26, 2008 (date of inception) to December 31, 2008

CASH FROM OPERATING ACTIVITIES:

Accumulated Deficit	$(16,359)	$(30,756)	$(47,115)

Changes in operating assets and liabilities

Accounts payable	(1,280)	1,280	-
Prepaid Expenses	(640)	-	(640)

Net Cash Used in Operating Activities	(18,279)	(29,476)	(47,755)

CASH FROM FINANCING ACTIVITIES:

Net advances from Shareholder	12,500	-	12,500
Proceeds from issuance of common stock	-	42,575	42,575

Net Cash from Financing Activities	12,500	42,575	55,075

Net increase (decrease) in Cash	(5,779)	13,099	7,320

Cash, Beginning	13,099	-	-

Cash, Ending	$7,320	$13,099	$7,320

The accompanying notes are an integral part of these financial statements

Greenwood Gold Resources, Inc.
(An Exploration Stage Company)
Statements of Stockholders’ Equity (Deficit)
For the period from March 26, 2008 (Date of Inception) to December 31, 2009
(Expressed in U.S. Dollars)

	Common Shares			Additional Paid-in Capital	Deficit Accumulated during the Exploration
	Number	Par Value		(Discount)	Stage	Total
		$		$	$	$

Balance March 26, 2008 (Date of Inception)	–		–	–	–		–

Shares issued for cash on April 1, 2008 at $0.001 per share	3,000,000		3,000	–	–		3,000

Shares issued for cash on April 29, 2008 at $0.005 per share	3,250,000		3,250	13,000	–		16,250

Shares issued for cash on May 29, 2008 at $0.30 per share	77,750		78	23,247	--		23,325

Net loss for the year	–		–	–	(30,756)		(30,756)

Balance, December 31, 2008	6,327,750		6,328	36,247	(30,756)		11,819

Net loss for the year	–		–	–	(16,359)		(16,359)

Balance, December 31, 2009	6,327,750		6,328	36,247	(47,115)		(4,540)

The accompanying notes are an integral part of these financial statements

Greenwood Gold Resources, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
December 31, 2009 and 2008

1.      Nature of Operations and Continuance of Business

Greenwood Gold Resources, Inc (“the Company”) was incorporated in the State of Nevada on March 26, 2008. The Company is an Exploration Stage Company, as defined by ASC 915-10 “Accounting and Reporting by Development Stage Enterprises”. The Company’s business plan is to acquire, explore and develop mineral properties. The Company has not determined whether its mining claims contain ore reserves that are economically recoverable.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business.  The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future.  At December 31, 2009 the Company has limited cash resources and will likely require new financing, either through issuing shares or debt, to continue the development of its business.  Management intends to offer additional common stock; however, there can be no assurance that management will be successful in raising the funds necessary to maintain operations, or that a self-supporting level of operations will ever be achieved. The likely outcome of these future events is indeterminable. The continuation of the Company as a going concern is dependent upon the ability of the Company to determine the existence of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, obtain necessary financing and then profitable operations.  As of December 31, 2009, the Company has never generated any revenues and has accumulated losses of $47,115 since inception.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

2.      Summary of Significant Accounting Policies

a)     Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and are expressed in U.S. dollars. The Company’s fiscal year-end is December 31st.

b)	Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances.

Greenwood Gold Resources, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
December 31, 2009 and 2008

2.      Summary of Significant Accounting Policies (continued)

b)	Use of Estimates and Assumptions (continued)

The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)      Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

d)      Mineral Property Costs

The Company has been in the exploration stage since its inception on March 26, 2008 and has not yet realized any revenues from its planned operations.  It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in ASC 350-30, “Whether Mineral Rights Are Tangible or Intangible Assets”. The Company assesses the carrying costs for impairment under ASC 360-10, “Accounting for Impairment or Disposal of Long Lived Assets” at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.  If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

e)      Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, receivables, payables, and due to related party.  The carrying amount of cash, receivables and payables approximates fair value because of the short-term nature of these items.  The carrying amount of the notes payable approximates fair value as the individual borrowings bear interest at market interest rates.

f)      Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist principally of cash. Cash was deposited with a high quality credit institution.

Greenwood Gold Resources, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
December 31, 2009 and 2008

2.      Summary of Significant Accounting Policies (continued)

g)      Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assetsand liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduced deferred tax assets to the amount that is believed more likely than not to be realized.

h)      Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options. No stock based compensation has been granted to date.

i)      Loss Per Share

The Company computes loss per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations.  Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

j)      Recent Accounting Pronouncements

In September 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-12, “Fair Value Measurements and Disclosures” (ASC topic 820), “Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent)”. This Accounting Standards Update amends ASC subtopic 820-10, “Fair Value Measurements and Disclosures Overall”, to provide guidance on the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The adoption of ASU 2009-12 will not have material impact on our financial statements.

In August 2009, the FASB issued ASC 820, “Fair Value Measurements and Disclosures — Measuring Liabilities at Fair Value”. This Accounting Standards Update amends Subtopic 820-10, Fair Value Measurements and Disclosures - Overall, to provide guidance on the fair value measurement of liabilities. The adoption of ASC 820 is not expected to have a material impact on our financial statements.

Greenwood Gold Resources, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
December 31, 2009 and 2008

2.      Summary of Significant Accounting Policies (continued)

j)	Recent Accounting Pronouncements (continued)

In June 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-01, Topic 105 — Generally Accepted Accounting Principles.  This reflected the issuance of FASB Statement No. 168. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB ASC 105, the FASB Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles. This Accounting Standards Update includes Statement 168 in its entirety, including the accounting standards update instructions contained in Appendix B of the Statement. The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. The Codification is effective for interim and annual periods ending after September 15, 2009, and as of the effective date, all existing accounting standard documents will be superseded. The Codification is effective for us in the fourth quarter of 2009, and accordingly, our Annual Report on Form 10-K for the year ending December 31, 2009 and all subsequent public filings will reference the Codification as the sole source of authoritative literature.

In May 2009, the Financial Accounting Standards Board (“FASB”) issued ASC 855, “Subsequent Events.”  ASC 855 is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC 855 requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, and is effective for interim and annual periods ending after June 15, 2009.

In April 2009, the FASB issued ASC topic 825, “Financial Instruments” (formerly FASB Staff Position (“FSP”) SFAS No. 107-1) and ASC topic 270, “Interim Reporting” (formerly Accounting Principles Board (“APB”) Opinion No. 28-1 (“APB No. 28-1”), “Interim Disclosures about Fair Value of Financial Instruments”, which amends SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”), and requires disclosures about the fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. ASC topic 825 and ASC topic 270 also amends APB Opinion No. 28, “Interim Financial Reporting”, (codified as ASC topic 270) to require those disclosures in summarized financial information for interim reporting periods. ASC topic 825 and ASC topic 270 is effective for interim reporting periods ending after June 15, 2009. The Company is in the process of evaluating the impact of ASC topic 825 and ASC topic 270 on our financial position and results of operations.

In October 2008, the FASB issued ASC topic 820, “Fair Value Measurement When the Markets Are Not Active” (formerly FSP FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active”), which addresses the application of ASC topic 820 – Fair Value Measurements (formerly SFAS No.157 for illiquid financial instruments).  ASC topic 820 clarifies that approaches to determining fair value other than the market approach may be appropriate when the market for a financial asset is not active.  The Company does not expect the adoption of ASC topic 820 to have a material effect on the Company’s financial statements.

Greenwood Gold Resources, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
December 31, 2009 and 2008

2.      Summary of Significant Accounting Policies (continued)

j)	Recent Accounting Pronouncements (continued)

In June 2008, the Financial Accounting Standards Board (FASB) issued ASC topic 260 “Earnings Per Share”, (formerly FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities”).  ASC topic 260 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and affects entities that accrue cash dividends on share-based payment awards during the awards’ service period when the dividends do not need to be returned if the employees forfeit the awards.  ASC topic 260 states that all outstanding unvested share-based payment awards that contain rights to nonforfeitable dividends participate in undistributed earnings with common shareholders and, therefore, need to be included in the earnings allocation in computing earnings per share under the two-class method.  ASC topic 260 is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  The Company does not expect the adoption of ASC topic 260 to have a material impact on its financial statements.

In March 2008, the FASB issued ASC  topic 815, “Derivatives and Hedging” (formerly SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”, which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities”), and expands disclosures to include information about the fair value of derivatives, related credit risks and a company’s strategies and objectives for using derivatives.  ASC topic 815 is effective for fiscal periods beginning on or after November 15, 2008.  Based on current conditions, we do not expect the adoption of ASC topic 815 to have a significant impact on our results of operations or financial position.

k)	Subsequent Events

These financial statements were approved by management and were issued on March 29, 2010. Subsequent events have been evaluated through this date.

3.      Mineral Properties

On April 30, 2008, the Company, through its President and director, acquired title to a mineral property in the southwest of Gander, Central Newfoundland; herein referred to as “Greenwood Pond Property”. The claim is registered in the name of the President of the Company, who is holding the claim in trust on behalf of the Company. The Company paid $780.00 for staking fees and $3,000.00 for the preparation of an independent Geological Report by Richard A. Jeanne, LTD, consulting geologist.

4.      Related Party Transactions

At December 31, 2009 the President and Stockholder of the Company is owed $12,500 for cash advanced tothe Company.  The amount due is unsecured, non-interest bearing and due on demand.

5.      Common Stock

Since inception, the Company issued 3,000,000 shares of common stock at $0.001 per share, 3,250,000 shares of common stock at $0.005 per share and 77,750 shares of common stock at $0.30 per share for cash proceeds of $42,575.

Greenwood Gold Resources, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
December 31, 2009 and 2008

6.      Occupancy

Beginning June 1, 2008, the Company entered into a sublease agreement for approximately 144 square feet of executive style office space with an unrelated third party for an initial term of one year. Additional terms include annual rental in the amount of $1,800 plus applicable state and local taxes payable at a rate of $150 per month with first payment due June 1, 2008 and an option to renew for an additional one year at an annual rent amount to be agreed upon. A separate security deposit requirement was waived by mutual agreement of the parties. The lease was renewed during the period ended June 30, 2009 under the same terms initially agreed upon by both parties.

7.   Income Taxes

The Company accounts for income taxes in accordance with ASC 740 “Accounting for Income Taxes”.  ASC 740 requires financial statement recognition of the impact of a tax position, if that position is more likely than not to be sustained on examination, based on the technical merits of the position.  The provisions of ASC 740 are effective for financial statements issued for fiscal years beginning after December 15, 2008.  Based on the management's assessment of ASC 740, it was concluded that the adoption of ASC 740, as of November 1, 2009, had no significant impact on the Company's results of operations or financial position, and required no adjustment to the opening balance sheet accounts.

The year-end analysis supports the same conclusion, and the Company does not have an accrual for uncertain tax positions as of December 31, 2009.  As a result, tabular reconciliations of beginning and ending balance would not be meaningful.  If interest and penalties were to be assessed, the Company would charge interest to interest expense and penalties to other operating expense.  It is not anticipated that unrecognized tax benefits would significantly increase or decrease within twelve (12) months of the reporting date.

ASC 740 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.  The Company has incurred net operating losses of $47,115 which expire in 2024.

The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined.  Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards.  The net deferred tax asset is approximately $nil as of December 31, 2009, for which the Company recorded a valuation allowance because the Company cannot be assured it is more likely then not it will utilize the net operating losses carried forward in future years.

Greenwood Gold Resources, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
December 31, 2009 and 2008

7.      Income Taxes (continued)

The components of the net deferred tax asset at December 31, 2009 and 2008 and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

	Year Ended December 31, 2009 $	Period From Inception on March 26, 2008 to December 31, 2008 $
Net operating losses carried forward	16,359	$30,756

Statutory tax rate	35%	35%

Effective tax rate	-	-

Deferred tax asset	5,725	10,765

Valuation allowance	(5,725)	(10,765)

Net deferred tax asset	$0	$0

Until _____________ 2010, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.                      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$39.23
Printing and General Expenses	1,460.77
Accounting Fees and Expenses	2,500.00
Legal Fees and Expenses	5,000.00
Blue Sky Fees/Expenses	500.00
Transfer Agent Fees	500.00
TOTAL	$10,000.00

ITEM 14.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Section Twelve of our Articles of Incorporation filed as Exhibit 3.1 to this registration statement.

2.	Article XIII of our Bylaws filed as Exhibit 3.2 to this registration statement.

3.	Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the AAct@) may be permitted to directors, officers, and controlling persons against liability under the Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15.                      RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Gary D. Alexander	April 1, 2008	3,000,000	Cash of $3,000.00
4285 SW Martin Highway
Palm City, Florida 34990

We issued the foregoing restricted shares of common stock to Gary D. Alexander pursuant to Section 4(2) of the Securities Act of 1933.  The shares were sold in a private transaction to Gary Alexander.  Gary Alexander is a sophisticated investor.  He is our sole officer and a director; was furnished the same information that can be found in Part I of a Form S-1 registration statement; and, is capable of reading and understanding the information furnished to him.  Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

             In May 2008, we completed a private placement of 3,327,750 shares of common stock to 33 investors in consideration of $39,575.   The shares were issued as restricted securities pursuant to the exemption from registration contained in Regulation 504 of the Securities Act of 1933 in that a Form D was filed with the Securities and Exchange Commission; we raised less than $1,000,000 in the last twelve months; and, each purchaser was solicited by Gary Alexander, our sole officer and a director.

ITEM 16.                      EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K. All Exhibits have been previously filed unless otherwise noted.

		Incorporated by reference
Exhibit	Document Description	Form	Date	Number	Filed herewith

3.1	Articles of Incorporation	S-1	July 18, 2008	3.1

3.2	Bylaws	S-1	July 18, 2008	3.2

4.1	Specimen stock certificate	S-1	July 18, 2008	4.1

5.1	Opinion of The Law Office of Conrad C. Lysiak, PS regarding the legality of the securities being registered.				X

10.1	Declaration of Trust of Gary D. Alexander	S-1	July 18, 2008	10.1

14.1	Code of Ethics	10-K	March 31, 2009	14.1

23.1	Consent of Randall N. Drake, C.P.A., P.A., Independent Registered Public Accounting Firm.				X

23.2	Consent of Conrad C. Lysiak, Esq.				X

ITEM 17.                      UNDERTAKINGS.

A.	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

		(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the ACalculation of Registration Fee@ table in the effective registration statement; and

		(c)	include any additional or changed material information with respect to the plan of distribution.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (''230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

	(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.
To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.	The undersigned Registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Post- Effective Amendment to Form S-1 Registration Statement and has duly caused to this this Post- Effective Amendment to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Palm City, Florida, on this 21 day of May, 2010.

GREENWOOD GOLD RESOURCES, INC.

BY:	GARY ALEXANDER
Gary D. Alexander, President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer and member of the Board of Directors.

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

GARY ALEXANDER	President, Principal Executive Officer, Secretary,	May 21, 2010
Gary D. Alexander	Treasurer, Principal Financial Officer, Principal
Accounting Officer and member of the Board of
Directors
MICHAEL ALEXANDER		May 21, 2010
Michael S. Alexander	member of the Board of Directors

EXHIBIT INDEX

		Incorporated by reference
Exhibit	Document Description	Form	Date	Number	Filed herewith

3.1	Articles of Incorporation	S-1	July 18, 2008	3.1

3.2	Bylaws	S-1	July 18, 2008	3.2

4.1	Specimen stock certificate	S-1	July 18, 2008	4.1

5.1	Opinion of The Law Office of Conrad C. Lysiak, PS regarding the legality of the securities being registered.				X

10.1	Declaration of Trust of Gary D. Alexander	S-1	July 18, 2008	10.1

14.1	Code of Ethics	10-K	March 31, 2009	14.1

23.1	Consent of Randall N. Drake, C.P.A., P.A., Independent Registered Public Accounting Firm.				X

23.2	Consent of Conrad C. Lysiak, Esq.				X